SECURTIES AND EXCHANGE COMMISION
                             Washington, D.C. 20549
                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                December 26, 2002

                         WIRELESS XCESSORIES GROUP, INC.
             (exact name of registrant as specified in its charter)

   Delaware                               0-27994                   13-383-5420
 (State  or  other  jurisdiction      (Commission                 (IRS Employer
 of  incorporation)                   File  Number)               Indent.  No.)

1840 County Line Road
Huntingdon  Valley,  Pennsylvania                                    19006
(Address  of  principal  executive offices)                          (Zip Code)

               Registrant's telephone number, including area code
                                  215-494-0111

                                 Not applicable
          (Former name or former address, if changed since last report)




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Item  4.          Change  in  Registrant's  Certifying  Accountants.
                  --------------------------------------------------

     Effective December 26, 2002 the Registrant terminated BDOSeidman, LLP ("BDO") as its independent accountants, due to efforts to reduce its annual audit expenses. The action was recommended and approved by the audit committee of the registrant.

     BDO's reports on the Registrant's financial statements for the past year ended December 31, 2001 contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principal. Prior thereto, Arthur Anderson 's ('AA') reports on the Registrant's financial statements for the fiscal year ended December 31, 2000 contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principal.

     During the most recent two fiscal years and up to the termination date, there were no disagreements between the Registrant and BDO or Arthur Anderson on any matters of accounting principals or practices, financial statement discloser, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO or AA, would have caused them to make a reference to the subject matter of the disagreements in connection with their reports on the financial statements.

     The Registrant has provided a copy of this discloser to BDO in compliance with the provisions of Item 304 (a) (3) of Regulation S-K.

     Exhibit 16.1 Letter from BDO to Securities and Exchange Commission dated December, 30, 2002.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, each of the Corporations has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

                                              WIRELESS  XCESSORIES  GROUP,  INC.

Date:     December  31,  2002                    By:     /s/    Stephen  Rade
                                              ----------------------------------

                                                 Stephen  Rade
                                                 Chief  Executive  Officer


Date:     December  31,  2002                    By:     /s/    Ronald  E. Badke
                                              ----------------------------------
                                                 Ronald  E.  Badke
                                                 Chief  Financial  Officer